UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2025

Date of Report

(Date of earliest event reported)

Applife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56144	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Anacapa St, Suite C

Santa Barbara, CA 93101

Phone: (805) 500-3205

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 1, 2025, Applife Digital Solutions, Inc. (the “Company”) entered into and closed a securities purchase agreement (the “Purchase Agreement”) with an investor (the “Investor”), pursuant to which the Investor agreed to purchase a convertible promissory note from the Company in the aggregate principal amount of $187,000 (the “Note”), for a purchase price of $167,000.  The Company intends to use the net proceeds therefrom for general working capital purposes.

The maturity date of the Note is August 1, 2026 and the Note bears a one time interest at a rate of twelve percent (12%) per annum.  Payments on the Note shall be made according to the following schedule: $104,720 on January 30, 2026, $17,453.33 on February 27, 2026, $17,453.33 on March 30, 2026, $17,453.33 on April 30, 2026, $17,453.33 on Mary 29, 2026, $17,453.33 on June 30, 2026, and all remaining outstanding amounts on August 1, 2026.

Upon the occurrence of an Event of Default (as defined in the Note) or a date the Company fails to make a payment as described above, any outstanding principal and interest on the Note shall be convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at the option of Investor (the “Conversion Shares”) at a conversion price determined by multiplying the average closing prices of the Common Stock during the five (5) Trading Day period immediately preceding the respective Conversion Date by 75% (representing a discount rate of 25%). Notwithstanding the foregoing, such conversions are subject to a 4.99% beneficial ownership limitation and adjustments for mergers, consolidations, reorganizations and similar events set forth in the Note, other than a transfer or sale of all or substantially all Company assets.

The Note contains certain events of default, including failure to pay principal and interest when due, failure to timely issue the Conversion Shares, failure to maintain the listing of the Common Stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, failure to comply with its reporting requirements with the U.S. Securities and Exchange Commission, a breach of certain covenants in the Purchase Agreement, default by the Company under any other note issued to the Investor, as well as certain customary events of default set forth in the Note, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, and liquidation.  Upon an event of default, the Note will become immediately due and payable by the Company.

The foregoing descriptions of each of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Purchase Agreement and the Note, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Purchase Agreement and the Note above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information disclosed in Item 1.01 of this Form 8-K regarding the issuance of the Note is incorporated herein by reference. The Note was issued pursuant to the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and/or by Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Convertible Promissory Note dated August 1, 2025
10.1	Securities Purchase Agreement dated August 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2025

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Michael Hill
Michael Hill
Principal Executive Officer